     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1996

                                                     REGISTRATION NO.
          POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-52639*
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                 NORTH CAROLINA                                    56-0556998
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                  organization)

                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                                 (704) 364-3120

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MARTIN C. RUEGSEGGER
                        CORPORATE COUNSEL AND SECRETARY
                       PIEDMONT NATURAL GAS COMPANY, INC.
                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                                 (704) 364-3120

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            -------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           ------------------
     The Registrant hereby amends this Registration Statement and Post-Effective Amendment on such date or dates as may be necessary to delay their effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement and Post-Effective Amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement and Post-
Effective Amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                             PROPOSED        PROPOSED
        TITLE OF EACH CLASS                  AMOUNT           MAXIMUM        MAXIMUM        AMOUNT OF
           OF SECURITIES                      TO BE       OFFERING PRICE    AGGREGATE     REGISTRATION
          TO BE REGISTERED                 REGISTERED        PER SHARE    OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------------
Common Stock, no par value per
  share.............................        2,000,000           **              **           $15,690
========================================================================================================

 * Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this registration statement also relates to the registrant's Registration Statement No. 33-52639, as amended by Post-Effective Amendment No. 1, and as of March 20, 1996, 157,503 shares of the registrant's Common Stock remain for sale thereunder. This registration statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement."
** The shares are to be offered at prices not presently determinable. The fee is calculated upon the basis of the closing sales price on the New York Stock Exchange on March 18, 1996, pursuant to Rule 457(c). The closing sales price on such date was $22.75.
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 21st day of March, 1996.

                                          By:      /s/  JOHN H. MAXHEIM
                                            ------------------------------------
                                                      John H. Maxheim
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                              TITLE                     DATE
---------------------------------------------   ------------------------   ---------------------
            /s/  JOHN H. MAXHEIM                Director, Chairman of             March 21, 1996
---------------------------------------------     the Board, President
               John H. Maxheim                    and Chief Executive
                                                  Officer

           /s/  DAVID J. DZURICKY               Senior Vice President --          March 21, 1996
---------------------------------------------     Finance (Principal
              David J. Dzuricky                   Financial Officer)

              /s/  BARRY L. GUY                 Vice President and                March 21, 1996
---------------------------------------------     Controller (Principal
                Barry L. Guy                      Accounting Officer)

               JERRY W. AMOS*                   Director
---------------------------------------------
                Jerry W. Amos

              C.M. BUTLER III*                  Director
---------------------------------------------
               C.M. Butler III

             SAM J. DIGIOVANNI*                 Director
---------------------------------------------
              Sam J. DiGiovanni

             JOHN F. MCNAIR III*                Director
---------------------------------------------
             John F. McNair III

              MURIEL W. HELMS*                  Director
---------------------------------------------
               Muriel W. Helms

              NED R. McWHERTER*                 Director
---------------------------------------------
              Ned R. McWherter

         WALTER S. MONTGOMERY, JR.*             Director
---------------------------------------------
          Walter S. Montgomery, Jr.

           DONALD S. RUSSELL, JR.*              Director
---------------------------------------------
           Donald S. Russell, Jr.

            JOHN E. SIMKINS, JR.*               Director
---------------------------------------------
            John E. Simkins, Jr.

*By:     /s/  DAVID J. DZURICKY                                                   March 21, 1996
---------------------------------------------
              David J. Dzuricky
             (Attorney-in-Fact)

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